As filed with the Securities and Exchange Commission on February 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3629 (Primary Standard Industrial Classification Code Number)	22-3672377 (I.R.S. Employer Identification No.)

968 Albany Shaker Road

Latham, New York 12110

(518) 782-7700

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive office)

Andrew Marsh

President and Chief Executive Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York 12110

(518) 782-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert P. Whalen, Jr., Esq. Jocelyn M. Arel, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109-2881 (617) 570-1000	Gerard L. Conway Jr., Esq. General Counsel Plug Power Inc. 968 Albany-Shaker Road Latham, New York, 12110 (518) 782-7700	Steven Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (646) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-186041

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	$1,087,340	$148.31
Warrants	—	—
Total	$1,087,340	$148.31

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-186041), is hereby registered.
(2)	An aggregate registration fee of $4,374.14 was previously paid in connection with the filing of the related Registration Statement on Form S-1, as amended (File No. 333-186041). A total of $741.57 of such fee was used to pay the filing fee of such Registration Statement. The amount of the registration fee due hereunder is offset entirely by the remaining $3,632.57 previously paid and accordingly, no additional amounts will be paid upon filing of this registration statement.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we are filing this registration statement with the Securities and Exchange Commission, or SEC, to register an additional $1,087,340 of our common stock and warrants to purchase shares of our common stock. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-186041), which we filed on January 15, 2013, as amended, and which the SEC declared effective on February 13, 2013. The information set forth in our registration statement on Form S-1 (File No. 333-186041) is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on the 13th day of February, 2013.

PLUG POWER INC.

By:	/s/ Andrew Marsh
Name: Andrew Marsh Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of February, 2013.

Signature	Title
*	President, Chief Executive Officer and Director (Principal Executive Officer)
Andrew Marsh

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Gerald A. Anderson

*	Chairman of the Board of Directors
George C. McNamee

*	Director
Larry G. Garberding

*
Douglas T. Hickey	Director

*
Gary K. Willis	Director

*
Maureen O. Helmer	Director

*By:	/s/ Andrew Marsh Andrew Marsh Attorney-in-fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KPMG LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (1)

(1)	Previously included in the Registration Statement on Amendment No. 1 to Form S-1 of Plug Power Inc. filed on January 31, 2013, Registration No. 333-186041